Exhibit 10.2

DATED 19 AUGUST 2010

UK RELOCATION RECEIVABLES FUNDING LIMITED

and

CARTUS LIMITED

and

CARTUS FUNDING LIMITED

DEED OF ASSIGNMENT AND TERMINATION

ORRICK, HERRINGTON & SUTCLIFFE (EUROPE) LLP

107 CHEAPSIDE

LONDON EC2V 6DN

THIS DEED is made on 19 August 2010

BETWEEN:

(1)	UK RELOCATION RECEIVABLES FUNDING LIMITED with company number 5568806, whose registered office is 35 Great St. Helen’s, London EC3A 6AP (“UKRRFL”); and

(2)	CARTUS LIMITED with company number 01431036, whose registered office is Frankland Road, Blagrove, Swindon, Wiltshire SN5 8RS (“CL”); and

(3)	CARTUS SERVICES LIMITED with company number 01389936, whose registered office is Frankland Road, Blagrove, Swindon, Wiltshire SN5 8RS (“CSL”); and

(4)	CARTUS FUNDING LIMITED with company number 01826077, whose registered office is Frankland Road, Blagrove, Swindon, Wiltshire SN5 8RS (“CF”).

BACKGROUND

(A)	Pursuant to a receivables transfer agreement and trust deed originally dated 4th April 2007 (as subsequently amended and restated) CL, CSL and CF (together, the “Sellers”) sold and assigned to UKRRFL certain assignable receivables and established a trust in favour of UK RRFL in respect of certain non assignable receivables in each case owing to the Sellers (the “Receivables Transfer Agreement”).

(B)	Pursuant to the terms of this Deed, in return for the consideration set out in clause 2 hereof UKRRFL will assign its rights, title and interest in all receivables transferred to UK RRFL and terminate the trust interests created in its favour in respect of the Non-Assignable receivables pursuant to the terms of the Receivables Transfer Agreement.

(C)	Subject to payment of the consideration set out in clause 2 the rights and obligations of the Parties under the Receivables Transfer Agreement and the Receivables Servicing Agreement will terminate from the Closing Date provided that such termination shall be without prejudice to rights accrued to such date.

1.	DEFINITIONS

1.1	In this Deed, including the Recitals, the following expressions shall have the following meanings:

“Assigned Receivables” means receivables transferred to and held by the Assignor pursuant to the terms of the Receivables Transfer Agreement.

“Affected Assets” has the meaning given to it under the Receivables Transfer Agreement.

“Category 1 Non-Assignable Receivables” has the meaning given to it in the Receivables Transfer Agreement”.

“Category 1 Non-Assignable Receivables Trust” means the trust created pursuant to clause 2.2 of the Receivables Transfer Agreement under which the Sellers held all rights, title and interest in the Category 1 Non-Assignable Receivables for the benefit of the UKRRFL.

“Category 2 Non-Assignable Receivables” has the meaning given to it in the Receivables Transfer Agreement”.

“Category 2 Non-Assignable Receivables Trust” means the trust created pursuant to clause 2.3 of the Receivables Transfer Agreement under which the Sellers held all rights, title and interest in the Category 2 Non-Assignable Receivables for the benefit of the UKRRFL.

“Closing Date” means 23 August 2010.

“Deed or this Deed” means this Deed of Assignment and Termination.

“Purchase Price” means £12,343,606.45.

“Receivables” means the Assigned Receivables, the Category 1 Non-Assignable Receivables and/or the Category 2 Non-Assignable Receivables (as the case may be).

“Receivables Servicing Agreement” means the agreement originally dated 4th April 2007 (as subsequently amended and restated) entered into between the UKRRFL, the CL and Credit Agricole Corporate and Investment Bank, London Branch relating to the servicing of the Receivables.

2.	CONSIDERATION AND PAYMENT

2.1	In consideration of the assignments and the termination or transfer of trust interests in the Receivables described in clause 3 CL shall pay to UKRRFL the Purchase Price on the Closing Date. The Sellers and UKRRFL agree that the Purchase Price shall be inclusive of all value added tax or other taxes relating to the Receivables. From the Closing Date and subject to payment of the Purchase Price UKRRFL shall have no further right, title or interest in any Assigned Receivables or any assets the subject of the Category 1 Non-Assignable Receivables Trust or the Category 2 Non-Assignable Receivables Trust.

2.2	The obligations of the parties contained in the Deed are conditional upon the rights and interests to be transferred or terminated by this Deed having been released from any encumbrance or security interest in favour of Credit Agricole Corporate and Investment Bank and LMA S.A. with effect on the Closing Date.

3.	ASSIGNMENT AND TRUSTS

On and subject to payment of the Purchase Price as set out in clause 2:

3.1	UKRRFL with full title guarantee hereby sells and assigns and CL hereby purchases all of the rights, title and interest held by UKRRFL in, to and under the Assigned Receivables existing at the Closing Date and all other related Affected Assets at such date;

3.2	UKRRFL agrees that all its right, title and interest in, to and under the trusts created by CL in respect of the Category 1 Non-Assignable Receivables and the proceeds of the Assignable Receivables, the Category 1 Non-Assignable Receivables and the Category 2 Non-Assignable Receivables and all other related Affected Assets in each case existing at the Closing Date shall be terminated as of the Closing Date and CL shall be entitled to all such right title and interest in its own right; and

3.3	UKRRFL and the Sellers (other than CL) agree that all the right, title and interest of UKRRFL in, to and under the trusts created by the Sellers (other than CL) in respect of the Category 1 Non Assignable Receivables and the proceeds of the Assignable Receivables, the Category 1 Non-Assignable Receivables and the Category 2 Non-Assignable Receivables, and all other related Affected Assets in each case in favour of UKRRFL existing at the Closing Date shall be terminated as of the Closing Date and the Sellers (other than CL) agree to hold such right, title and interests in trust in favour of and on behalf of CL.

4.	TERMINATION OF AGREEMENTS

4.1	UKRRFL and the Sellers agree that subject to payment of the Purchase Price and the transfers described in clause 3 the obligations of the parties under the Receivables Transfer Agreement and the Receivables Servicing Agreement will cease and are hereby terminated as of the Closing Date provided that such termination shall be subject to all rights accrued at the Closing Date.

5.	NOTICES

5.1	A demand or notice hereunder shall be in writing signed by an officer or agent of any party and may be served on the other party by hand or by post or by e-mail and in the case of service by hand either by delivering the same to any officer of that party at any place or leaving the same addressed to that party at its registered office or a place of business last known to the party issuing the notice. If such demand or notice is sent by post or by fax it shall be deemed to have been received (if posted) on the day following the day on which it was posted and (if sent by e-mail) at the time of transmission but shall not be effective if a transaction failure notification is received. The party issuing the notice may use the last contact address of the other party known to it and transmission may be proved by production of an activity or sent transmission report.

6.	COSTS

6.1	CL shall indemnify UKRRFL for all costs and expenses (including legal fees) and VAT thereon which are incurred by UKRRFL in the preparation and execution of this Deed and any document to be delivered pursuant to this Deed and in the enforcement and preservation of UKRRFL’s rights under this Deed.

7.	COUNTERPARTS

7.1	This Deed may be executed in any number of counterparts and this shall have the same effect as if the signatures on the counterparts were on a single copy of this Deed.

8.	ASSIGNMENTS AND TRANSFERS

8.1	This Deed and any non contractual rights or obligations arising therefrom shall be binding upon and enure for the benefit of each party and its successors and assigns.

9.	CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

9.1	No person who is not a party to this Deed has any right under the Contracts (Rights of Third Parties) Act (1999) to enforce any term of this Deed, but this does not effect any right or remedy of that person which exists or is available apart from that Act.

10.	GOVERNING LAW

10.1	This Deed and any non contractual rights or obligations arising therefrom shall be governed by and construed in accordance with English Law.

This Deed has been executed by each party as a deed, and is intended by the parties to be delivered as a deed, on the date appearing at the head of page 1 hereto.

EXECUTION

Executed and Delivered	)
as a Deed	)	/s/Claudia Wallace
by UK RELOCATION RECEIVABLES	)	Claudia Wallace
FUNDING LIMITED	)	Director
Acting by SFM Directors Limited	)
a director and authorised signatory	)
and acting by SFM Directors (No.2))
Limited	)
a director/ secretary and authorised	)	/s/Abu Kapadia
signatory	)	Abu Kapadia
Director/Secretary

Executed and Delivered	)
as a Deed	)
by CARTUS LIMITED	)	/s/Robert Abbott
Acting by	)	Robert Abbott
a director and authorised signatory	)	Director
and acting by	)
a director/ secretary and authorised	)	/s/Jeremy Spring
signatory	)	Jeremy Spring
Director/Secretary

Executed and Delivered	)
as a Deed	)
by CARTUS SERVICES LIMITED	)	/s/Robert Abbott
Acting by	)	Robert Abbott
a director and authorised signatory	)	Director
and acting by	)
a director/ secretary and authorised	)	/s/Jeremy Spring
signatory	)	Jeremy Spring
Director/Secretary

Executed and Delivered	)
as a Deed	)
by CARTUS FUNDING LIMITED	)	/s/Robert Abbott ...
Acting by	)	Robert Abbott
a director and authorised signatory	)	Director
and acting by	)
a director/ secretary and authorised	)	/s/Jeremy Spring
signatory	)	Jeremy Spring
Director/Secretary